Exhibit 23.3

We hereby consent to the inclusion of our opinion letter to the Board of Directors of American Home Bank, NA (the “Company”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with First Chester County Corporation (“First Chester”) contained in First Chester’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are exerts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

October 13, 2008